EXHIBIT 10.2

RIVERSIDE FORBEARANCE AGREEMENT

This Agreement made as of February 3, 2015 (“Effective Date”), by and among Riverside Manufacturing, Inc., a Minnesota corporation (“Borrower”) and Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Lender”).

Riverside Loan

WHEREAS, commencing on or before December 10, 1998, Vermillion State Bank, Lender’s predecessor in title (“Vermillion”), made a series of loans to Borrower, the last of which was made on or around December 15, 2010, in the original principal amount of $431,858.25 (“Riverside Loan”). The Riverside Loan was designated as Loan No. 54408616. In connection with the Riverside Loan, Borrower executed and/or delivered the following documents in favor of Vermillion, among others:

1.	Promissory Note, dated December 15, 2010, in the principal amount of $431,858.25, executed by Borrower in favor of Vermillion, which was subsequently renewed on March 17, 2011, August 15, 2011, December 22, 2011, June 22, 2012, March 8, 2013, July 19, 2013, October 4, 2013, and June 20, 2014 (collectively, with renewal notes, the “Riverside Note”).

2.	The Riverside Loan is secured by that Commercial Security Agreement dated March 10, 2006, executed by Borrower in favor of Vermillion (“Riverside Security Agreement 1”), granting Vermillion a security interest in all of Riverside’s accounts and other rights to payment, inventory, equipment, instruments, general intangibles, deposit accounts, and other assets (“Riverside Collateral”), which Riverside Security Agreement 1 and all preceding and subsequent security agreements executed by Borrower in favor of Vermillion, were and are perfected by the UCC-1 Financing Statement originally filed with the Minnesota Secretary of State on December 10, 1998, filing number 2089800; and the continuation filed on September 29, 2003, filing number 2003888914; and the amendment and continuation both filed on August 25, 2008, filing numbers 20081297350 and 20081297347, respectively; and the amendment filed on January 7, 2011, filing number 20112271998; and the continuation filed on October 17, 2013, filing number 20133419570 (“Riverside UCC Financing Statement”).

3.	Guaranty of Sheldon A. Mayer (“S. Mayer”) and Melinda Mayer (“M. Mayer”) dated September 14, 2007, in favor of Vermillion, personally guaranteeing all obligations owed by Borrower to Vermillion, including the obligations under the Riverside Note and Riverside Loan Documents, defined below (“Mayer Guaranty”). The Mayer (Riverside) Guaranty is secured by the Mayer Mortgage, defined below.

4.	Mortgage, dated September 14, 2007, executed by S. Mayer and M. Mayer in favor of Vermillion, securing the Mayer Guaranty up to a maximum principal amount of up to

$150,000, recorded with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 1996002.008 (“Mayer Mortgage”). The Mayer Mortgage affects certain real property commonly known as 9124 Collins Drive, Ramsey, Minnesota (“Collins Property”), and legally described as Lot 11, Block 2, Itasca Heights.

5.	Guaranty of Sheldon A. Mayer, LLC (“LLC”), dated April 25, 2010, in favor of Vermillion, guaranteeing Borrower’s obligations under the Riverside Note and Riverside Loan Documents (“LLC Guaranty”).

All of the foregoing documents, and all other documents executed or delivered in connection with the Riverside Loan, including all amendments, restatements, extensions, renewals, replacements and/or modifications thereto, are referred to herein as the “Riverside Loan Documents”. S. Mayer, M. Mayer, and the LLC, as guarantors of the Riverside Loan, are referred to herein as the “Riverside Guarantors.”

LLC Debt

WHEREAS, on or around July 24, 2006, Vermillion made a loan to the LLC in the original principal amount of $1,200,000.00 (“LLC Debt”). The LLC Debt was designated as Loan No. 57400701.

WHEREAS Borrower executed a corporate guaranty, dated July 24, 2006, in favor of Vermillion, guaranteeing the LLC’s obligations under the LLC Debt (“Riverside Guaranty”). Borrower’s obligations under the Riverside Guaranty are secured by a Commercial Security Agreement dated July 24, 2006, executed by Borrower in favor of Vermillion (“Riverside Security Agreement 2”), granting Vermillion a security interest in all of Borrower’s accounts and other rights to payment, inventory, equipment, instruments, general intangibles, deposit accounts, and other assets and is perfected by the Riverside UCC Financing Statement.

Defaults

WHEREAS, Borrower defaulted on its obligations under the Riverside Note and is currently in default under the terms of the Riverside Loan Documents because, among other things, the Riverside Note matured and Borrower failed to pay the same in full when due.

WHEREAS, the LLC defaulted on its obligation to repay the LLC Debt and is currently in default under the terms of the LLC Debt and related documents because, among other things, the LLC Debt matured and the LLC failed to pay the same in full when due.

WHEREAS, Borrower defaulted on its obligations under the Riverside Guaranty and is currently in default under the terms of the Riverside Guaranty because, among other things, the LLC Debt matured and Borrower failed to pay the same in full when due according to the terms of the Riverside Guaranty.

WHEREAS, on or about November 21, 2014, Lender acquired from Vermillion all interest and title in, among other things, the Riverside Loan Documents, the LLC Debt, the Riverside Guaranty, and the Riverside Security Agreement 2. Vermillion executed all necessary assignments to transfer its interest in these documents to Lender.

WHEREAS, Lender has filed, among other things, all necessary UCC financing statements amending the Riverside UCC Financing Statement and has recorded the mortgage assignment relating to the Mayer Mortgage.

WHEREAS, Borrower has requested that Lender extend the maturity date of the Riverside Loan and forbear from enforcing the remedies available to Lender under the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2;

WHEREAS, Borrower has requested that Lender extend additional credit to be used by Borrower for working capital and settling various unsecured obligations. Lender has agreed to enter into a Revolving Loan Agreement and related Revolving Promissory Note and additional loan documents (“Revolving Loan”), subject to the conditions and covenants provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

1.      Recitals. The above recitals are true and correct as of the date this Agreement is executed and constitute a part of this Agreement.

2.      Confirmation, Waiver and Release. Borrower hereby confirms, acknowledges and agrees that:

(a) Borrower fully, finally, and forever releases and discharges Lender, together with Lender’s successors, assigns, directors, officers, employees, agents, and representatives, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or in equity (collectively, the “Claim”), that Borrower has or in the future may have, whether known or unknown, with respect to its obligations to pay and perform under the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2, or the acts or omissions of Lender relating to the transactions evidenced or secured thereby. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above; and

(b) The unpaid principal balance, accrued interest and late fees on the Riverside Note and the LLC Debt are as follows:

	Principal	Interest Thru 01/30/2015	Late Fees

Riverside Note	$365,420	$29,050.87	$18,271
LLC Debt	$1,004,467	$80,357.36	$50,223.35

(c) Borrower agrees to pay all fees and expenses, including attorneys’ fees, incurred by both Borrower and Lender in the negotiation of and preparation of this Agreement. Lender’s fees and expenses, including attorneys’ fees, total $1,717 as of the Effective Date. Borrower and Lender agree that this amount will be added to the total amount due under the Riverside Note.

(d) Borrower agrees to pay to Lender a forbearance fee in the total amount of 5% of the outstanding principal balance of the Riverside Note. As of the Effective Date, such amount totals $20,637.08. Borrower and Lender agree that this amount will be added to the total amount due under the Riverside Note.

3.      Forbearance. From the Effective Date through July 31, 2015 (“Forbearance Period”), Lender hereby agrees to further forbear from enforcing the remedies available to it under the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2, and applicable law on the condition that:

(a) The Borrower does not file, or have filed against it, any petition for bankruptcy under any chapter of the United States Bankruptcy Code; and

(b) No other creditor of Borrower: (i) executes on or garnishes any of the property of Borrower; or (ii) commences any action or proceeding to enforce any remedies or collect any amounts due or claimed due from Borrower which action or proceeding is not dismissed within thirty (30) days after commencement of the same; and

(c) Except as to the specific defaults described in the Recitals of this Agreement, Borrower is not in default under the terms of any indebtedness extended by Lender to Borrower or obligation owed by Borrower to Lender, including the Riverside Loan Documents and the Riverside Guaranty; and

(d) Borrower performs all of its obligations hereunder; and

(e) No representations or warranties of Borrower prove to be false or misleading in any material respect; and

(f) On the first (1st) day of each month commencing March 1, 2015 and continuing on the first (1st) day of each month thereafter through and including July 1, 2015, Borrower shall make principal and interest payments in the amount of $500.00 to Lender. All payments made under this Subsection (f) shall be applied first to accrued interest, then to the unpaid principal balance of the Riverside Note; and

(g) Borrower is in full compliance with the terms of the Revolving Loan; and

(h) Except for the maturity date and payment obligations which have been adjusted as provided for herein, Borrower will observe all of the other terms and conditions of the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2.

4.      Extension of Maturity Date. The maturity dates for the Riverside Note is hereby extended to July 31, 2015, so long as Borrower is in full compliance with the terms of this Agreement and the Revolving Loan.

5.      Default by Borrower. If Borrower defaults under any term of this Agreement, the Riverside Loan Documents, the Riverside Guaranty, the Riverside Security Agreement 2, or the Revolving Loan, or any other obligation owed under any of the foregoing documents or obligations, Lender may exercise all rights it has under any of the foregoing documents and related security instruments without notice to the Borrower.

6.      Confirmation of Indebtedness and Security. By entering into this Agreement, Borrower confirms that the obligations of Borrower to the Lender under the Riverside Loan Documents, the Riverside Guaranty, the Riverside Security Agreement 2, and this Agreement constitute indebtedness and valid and enforceable security interests described in more detail therein.

7.      Representations and Warranties. Borrower, by execution of this Agreement, hereby represents and warrants to Lender as follows:

(a) The execution and delivery of this Agreement by Borrower has been duly authorized by all necessary action; and

(b) The obligations under the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2, are valid and enforceable without offset, defense or counterclaim, subject to the forbearance provisions set forth herein.

8.      Binding Effect. The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns including any holder of the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2, provided, however, that the Borrower may not assign or transfer its interest hereunder or under the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2, without the prior written consent of Lender.

9.      Time is of the Essence. Time shall be of the essence to this Agreement.

10.    Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Riverside Loan Documents, the Riverside Guaranty, and the Riverside Security Agreement 2, and any other documents delivered herewith shall be construed in accordance with and governed by the laws of the State of Minnesota. The Borrower hereby consents to the jurisdiction of the courts of the State of Minnesota for any actions brought hereon.

11.    Further Assurances. Borrower agrees to execute such other and further documents as Lender may reasonably request to evidence or consummate the transactions contemplated hereby.

12.    No Third Party Beneficiaries. It is the explicit intention of the parties hereto that except for the Lender, no person or entity other than the parties hereto and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (other than Lender) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and the parties expressly reject any such intent, construction or interpretation of this Agreement.

13.    Legal Counsel. Borrower represents, warrants and agrees that it has either sought or obtained the advice of legal counsel in connection with the execution of this Agreement or has had the opportunity to seek and obtain the advice of legal counsel, but has chosen not to do so.

14.    No Duress or Coercion. Borrower acknowledges and agrees that it has entered into this Agreement of its own free will and volition and was not coerced to do so, nor under duress at the time of executing this Agreement, and that Borrower has chosen to enter into this Agreement voluntarily and knowingly.

15.    Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless it is made in writing, signed by the parties to be bound by its duly authorized representative, and specifies with particularity the nature and extent of such waiver, modification or amendment. Any waiver by the Lender of any default shall not affect or impair any right arising from any subsequent default.

16.    Drafting. The parties hereto acknowledge and agree that all parties hereto have contributed to the drafting of this Agreement and that any ambiguities contained herein shall not be construed against any particular party.

17.    Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF; OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER

SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

18.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BORROWER:	Riverside Manufacturing, Inc.

	By:	/s/ Scott Robertson
Scott Robertson
Its: President

LENDER:	Pro-Dex Sunfish Lake, LLC

	By:	/s/ Richard L. Van Kirk
Richard L. Van Kirk
Its: President